UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of Earliest Event Reported): June 14, 2021
COMSTOCK RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-03262	94-1667468

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of Principal Executive Offices)
(972) 668-8800
(Registrant's Telephone No.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange
Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events

On June 14, 2021, Comstock Resources, Inc. (the "Company"), issued a press release announcing the pricing of the private placement by the Company of 5.875% senior unsecured notes due 2030 (the "Notes") to eligible purchasers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and outside the U.S. in accordance with Regulation S under the Securities Act (the "Notes Offering"). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

On June 14, 2021, the Company also issued a conditional notice of redemption with respect to $872.9 million aggregate principal amount of its 9.75% senior notes due 2026 (the "2026 Notes") in accordance with the indentures governing the 2026 Notes (the "Redemption"). The Redemption is conditioned on the completion of the Notes Offering.
Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated June 14, 2021 announcing the pricing of 5.875% senior notes due 2030.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: June 14, 2021	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer